Exhibit 99.1

Antero Midstream Partners LP Announces 2014 Results

Denver, Colorado, February 25, 2015—Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream” or the “Partnership”) today released its year-end 2014 financial and operating results. The relevant consolidated financial statements are included in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission (“SEC”).

Highlights for 2014:

•                  Full year 2014 average daily low pressure volumes were 498 MMcf/d, a 196% increase over the prior year

•                  High pressure and compression volumes were 460 MMcf/d and 104 MMcf/d, respectively, increases of 1,338% and 285% over the prior year

•                  Built 56 miles of low pressure, 35 miles of high pressure and 6 miles of condensate gathering lines

•                  Placed three Marcellus Shale compressor stations into service during 2014 with capacity of 275 MMcf/d

•                  Adjusted EBITDA of $67 million, a 411% increase over the prior year

•                  Generated post-IPO distributable cash flow of $15.2 million, or $0.10 per unit, resulting in DCF coverage of 1.06x

•                  Initial quarterly cash distribution of $0.0943 per unit (prorated minimum quarterly distribution) for the fourth quarter of 2014

Recent Developments

Initial Quarterly Cash Distribution

On February 2, 2015, Antero Midstream declared its initial quarterly cash distribution of $0.0943 per unit for the fourth quarter of 2014.  The distribution represents a prorated portion of the Partnership’s minimum quarterly distribution (“MQD”) of $0.17 per unit ($0.68 per unit annualized), based upon the number of days after the closing of the Partnership’s initial public offering on November 10, 2014 through December 31, 2014.  The distribution will be payable on February 27, 2015 to unitholders on record as of February 13, 2015.

2015 Capital Budget and Guidance

On January 20, 2015, Antero Midstream announced a 2015 capital budget of $425 million to $450 million, which includes the construction or expansion of 44 miles of low pressure gathering lines, 20 miles of high pressure gathering lines, and five compressor stations that will add 545 MMcf/d of additional compression capacity in 2015.  At year-end 2015, Antero Midstream expects to have 180 miles of low pressure gathering lines, 117 miles of high pressure gathering lines, and 920 MMcf/d of compression capacity in service.

Antero Midstream EBITDA guidance for 2015 is $150 million to $160 million and Distributable Cash Flow (“DCF”) guidance for 2015 is $135 million to $145 million.  Additionally, Antero Midstream expects to pay a distribution for the fourth quarter of 2015 that is 28% to 30% higher than the MQD of $0.17 per unit ($0.68 per unit annualized) while maintaining an average DCF coverage ratio of 1.1x to 1.2x over the course of the year.

Post-IPO Financial Results

The following results reflect post-IPO results from November 10, 2014 through December 31, 2014 (“Post-IPO”):

Post-IPO, revenues were $25 million and direct operating expenses were $6 million.  Operating income was $8 million and interest expense was $0.5 million during the period.  The Partnership had net income of $7 million, or $0.05 per unit outstanding.

Adjusted EBITDA for the post-IPO period was $17 million.  Maintenance capital expenditures were $1 million and cash interest expense was $0.3 million, resulting in DCF of $15 million. Distributable cash flow coverage was 1.06x on the $0.0943 per unit prorated cash distribution declared for the fourth quarter of 2014.

($ in thousands)	Post-IPO Period	Year ended December 31, 2014
Net Income	$7,422	$16,832
Add:
Interest Expense	466	4,620
Depreciation Expense	6,524	36,789
Stock Compensation Expense	2,267	8,619
Adjusted EBITDA	$16,679	$66,860

Less:
Cash Interest Expense	(331)	(4,485)
Maintenance Capital Expenditures	(1,157)	(8,123)
Distributable Cash Flow	$15,191	$54,252

For a reconciliation of adjusted EBITDA and DCF to the nearest comparable GAAP measures, please read “Non-GAAP Financial Measures.”

Full Year 2014 Financial Results

The following results reflect the combined results from Antero Midstream from November 10, 2014 through December 31, 2014 and predecessor results for periods prior to November 10, 2014:

Low pressure volumes for 2014 averaged 498 MMcf/d, a 196% increase from 2013.  High pressure and compression volumes for 2014 averaged 460 MMcf/d and 104 MMcf/d, respectively, representing 1,338% and 285% year over year growth from 2013. Condensate gathering volumes averaged 2 MBbl/d in 2014.  Volumetric growth was driven by increased production from Antero Resources Corporation (“Antero Resources”).  Average realized low pressure, high pressure and compression fees were $0.31 per Mcf, $0.18 per Mcf and $0.18 per Mcf, respectively, while average realized condensate gathering fees were $4.08 per Bbl.

	Year Ended December 31,
	2013	2014	% Change
Average Daily Throughput:
Low Pressure Gathering (MMcf/d)	168	498	196%
High Pressure Gathering (MMcf/d)	32	460	1,338%
Compression (MMcf/d)	27	104	285%
Condensate Gathering (MBbl/d)	—	2	*

Revenue for 2014 was $96 million as compared to $22 million for the prior year, primarily driven by increased throughput volumes across Antero Midstream’s systems.  Revenues in 2014 were comprised entirely of fixed fees from Antero Resources.  Direct operating expenses totaled $15 million and general and administrative expenses totaled $22 million, including $9 million of non-cash equity-based compensation.  Total operating expenses were $74 million including $37 million of depreciation.

Net income was $17 million, as compared to a $14 million net loss in the prior year.  Adjusted EBITDA of $67 million for 2014 was 411% higher than the prior year due to increased throughput and revenue.  Cash interest expense was $4 million and maintenance capital expenditures totaled $8 million, resulting in DCF of $54 million.

Chairman and CEO Paul M. Rady, commented, “Our strong results in 2014 further underscore the successful development program and peer-leading growth and margins at the parent, Antero Resources.  As the most active operator in Appalachia, Antero Resources is a terrific sponsor that provides for strong Antero Midstream growth for the foreseeable future.”

Mr. Rady further commented, “Antero Midstream continues to benefit from the visibility within the entire Antero organization, allowing for more prudent and timely capital allocation during volatile commodity price environments.”

For a reconciliation of adjusted EBITDA and DCF to the nearest comparable GAAP measures, please read “Non-GAAP Financial Measures.”

Balance Sheet and Liquidity

As of December 31, 2014, Antero Midstream had $230 million of cash on its balance sheet and a fully undrawn $1.0 billion credit facility, resulting in $1.2 billion in available liquidity.  Antero Midstream expects to fund all 2015 expansion capital expenditures, excluding potential third party transactions or the potential acquisition of fresh water distribution assets from Antero Resources pursuant to the exercise of its option, with the cash on its balance sheet and drawings under its credit facility.

Glen Warren, President and CFO, commented, “Antero Midstream’s balance sheet and liquidity, following the highly successful IPO in November, strongly positions the Partnership heading into 2015.  Additionally, our 100% fee-based business model reduces the Partnership’s direct commodity price risk and allows us to target peer-leading distribution growth that is not dependent on more costly third-party acquisitions or drop-down transactions that are typically priced in the market at higher multiples.”

2014 Capital Spending

Capital expenditures were $554 million in 2014 as compared to $389 million in 2013.  The increase is primarily driven by the build-out of midstream infrastructure to support Antero Resources’ production growth.  Capital expenditures in the Marcellus were $422 million, or 76% of total capital invested, and capital expenditures in the Utica were $132 million, or 24% of total capital invested.  The aforementioned capital invested does not include the $214 million expended on fresh water distribution assets and other certain gathering infrastructure, all of which remains at Antero Resources.

During 2014, Antero Midstream placed into service three compressor stations in the Marcellus Shale with a total capacity of 275 MMcf/d.  Additionally, the Partnership placed into service 56 miles of low pressure pipeline, 35 miles of high pressure pipeline and six miles of condensate pipeline.  The below table summarizes the Partnership’s cumulative miles of pipeline and compression capacity at year-end 2013 and 2014:

	Low Pressure Pipeline (miles)		High Pressure Pipeline (miles)		Condensate Pipeline (miles)		Compression Capacity (MMcf/d)
	As of December 31,
	2013	2014	2013	2014	2013	2014	2013	2014
Marcellus	54	91	39	62	—	—	100	375
Utica	26	45	23	35	10	16	—	—
Total	80	136	62	97	10	16	100	375

Conference Call

Antero Midstream will hold a call on Thursday, February 26, 2015, at 10:00 am MT to discuss the results.  A brief Q&A session for security analysts will immediately follow the discussion of the results.  To participate in the call, dial in at 888-347-8204 (U.S.), 866-605-3851 (Canada), or 412-902-4229 (International) and reference passcode 10060096. A telephone replay of the call will be available until Thursday, March 5, 2015, at 10:00 am MT at 877-870-5176 (U.S.) or 858-384-5517 (International) using the same passcode.

A simultaneous webcast of the call may be accessed over the internet at www.anteromidstream.com.  The webcast will be archived for replay on the Partnership’s website until Thursday, March 5, 2015, at 10:00 am MT.

Presentation

An updated presentation will be posted to the partnership’s website before the February 26, 2015 conference call. The presentation can be found at www.anteromidstream.com on the homepage.  Information on the Company’s website does not constitute a portion of this press release.

Non-GAAP Financial Measures

As used in this news release, adjusted EBITDA means net income plus interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash stock compensation expense.  As used in this news release, distributable cash flow means adjusted EBITDA less cash interest expense and maintenance capital expenditures.  Distributable cash flow should not be viewed as indicative of the actual amount of cash that the Partnership has available for distributions from operating surplus or that the Partnership plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•        the Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•        the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;

•        the Partnership’s ability to incur and service debt and fund capital expenditures; and

•        the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing the Partnership’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, the Partnership’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

For a reconciliation of adjusted EBITDA and distributable cash flow to net income, please refer to the table on page two of this press release.

The following table reconciles adjusted EBITDA to net cash provided by operating activities:

	Post-IPO Period	Year ended December 31, 2014
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities:
Adjusted EBITDA	$16,679	$66,860
Less:
Interest expense	(466)	(4,620)
Changes in operating assets and liabilities which provided (used) cash	(11,015)	(13,488)
Plus:
Amortization of deferred financing costs	135	135
Net cash provided by operating activities	$5,333	$48,887

The partnership does not provide financial guidance for projected net income or changes in working capital, and, therefore, is unable to provide a reconciliation of its adjusted EBITDA and distributable cash flow guidance to net income, operating income, or net cash flow provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

Antero Midstream Partners LP is a limited partnership that owns, operates and develops midstream gathering, compression and pipeline assets that service Antero Resources’ production located in the Appalachian Basin in West Virginia, Ohio and Pennsylvania.

This release includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements.  Nothing in this press release is intended to constitute guidance with regard to Antero Resources.

The Partnership cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the gathering and compression business. These risks include, but are not limited to, commodity price volatility, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in this Annual Report on Form 10-K..

For more information, contact Michael Kennedy — VP Finance, at (303) 357-6782 or mkennedy@anteroresources.com.

ANTERO MIDSTREAM PARTNERS LP

Consolidated Balance Sheet

December 31, 2013 and 2014

(In thousands)

	2013	2014
Assets
Current assets:
Cash and cash equivalents	$—	$230,192
Accounts receivable—affiliate	3,032	17,646
Prepaid	—	518
Total current assets	3,032	248,356
Property and equipment:
Gathering and compressions systems	580,800	1,180,707
Less accumulated depreciation	(14,324)	(51,110)
Property and equipment, net	566,476	1,129,597
Other assets, net	8,581	17,168
Total assets	$578,089	$1,395,121
Liabilities and Partners’ capital
Current liabilities:
Accounts payable	$5,804	$8,728
Accounts payable—affiliate	—	1,380
Payables for capital expenditures	33,343	37,208
Accrued liabilities	648	5,346
Other current liabilities	910	—
Total current liabilities	40,705	52,662
Long-term liabilities
Other	4,864	—
Total liabilities	45,569	52,662
Commitments and contingencies
Partners’ capital:
Common unitholders - public (46,000,000 units issued and outstanding)	—	71,665
Common unitholder — Antero Resources (29,940,957 units issued and outstanding)	—	180,757
Subordinated unitholder - Antero Resources (75,940,957 units issued and outstanding)	—	1,090,037
Total partners’ capital	—	1,342,459
Parent net investment	532,520	—
Total capital	532,520	1,342,459
Total liabilities and partners’ capital	$578,089	$1,395,121

ANTERO MIDSTREAM PARTNERS LP

Consolidated Results of Operations

December 31, 2013 and 2014

(In thousands)

	Year ended December 31,		Amount of	Percentage
	2013	2014	Increase	Change
	($ in thousands, except average realized fees)
Revenue:
Gathering and compression—affiliate	$22,363	$95,746	$73,383	328%
Operating expenses:
Direct operating	2,079	15,470	13,391	644%
General and administrative (including $15,931 and $8,619 of equity-based compensation in 2013 and 2014, respectively)	23,124	22,035	(1,089)	(5)%
Depreciation	11,346	36,789	25,443	224%
Total operating expenses	36,549	74,294	37,745	103%
Operating income (loss)	(14,186)	21,452	35,638	* %
Interest expense	146	4,620	4,474	3,064%
Net income (loss)	$(14,332)	$16,832	$31,164	* %
Adjusted EBITDA	$13,091	$66,860	$53,769	411%
Operating Data:
Gathering—low pressure (MMcf)	61,406	181,727	120,321	196%
Gathering—high pressure (MMcf)	11,736	167,935	156,199	1,331%
Compression (MMcf)	9,900	38,104	28,204	285%
Condensate gathering (MBbl)	—	621	621	*
Gathering—low pressure (MMcf/d)	168	498	330	196%
Gathering—high pressure (MMcf/d)	32	460	428	1,338%
Compression (MMcf/d)	27	104	77	285%
Condensate gathering (MBbl/d)	—	2	2	*
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.30	$0.31	$0.01	3%
Average gathering—high pressure fee ($/Mcf)	$0.18	$0.18	$—	—%
Average compression fee ($/Mcf)	$0.18	$0.18	$—	—%
Average gathering—condensate fee ($/Bbl)	$—	$4.08	$4.08	*

ANTERO MIDSTREAM PARTNERS LP

Consolidated Statements of Cash Flows

December 31, 2012, 2013 and 2014

(In thousands)

	2012	2013	2014
Cash flows provided by (used in) operating activities:
Net income (loss)	$(4,586)	$(14,332)	$16,832
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,679	11,346	36,789
Equity-based compensation	—	15,931	8,619
Amortization of deferred financing costs	—	—	135
Changes in assets and liabilities:
Accounts receivable—affiliate	(126)	(2,873)	(19,465)
Prepaid expenses	—	—	(518)
Accounts payable	—	—	738
Accounts payable—affiliate	—	—	1,059
Accrued liabilities	(119)	541	4,698
Net cash provided by (used in) operating activities	(3,152)	10,613	48,887
Cash flows used in investing activities:
Additions to property and equipment	(115,267)	(389,340)	(553,582)
Change in working capital of affiliate related to property and equipment	—	—	(40,277)
Change in other assets	—	(8,581)	(3,530)
Net cash used in investing activities	(115,267)	(397,921)	(597,389)
Cash flows provided by financing activities:
Deemed contribution from parent, net	118,446	388,059	29,764
Net proceeds from initial public offering	—	—	1,087,224
Distribution to Antero	—	—	(332,500)
Borrowings on bank credit facility	—	—	510,000
Repayments on bank credit facility	—	—	(510,000)
Payments of deferred financing costs	—	—	(4,871)
Payments on capital lease obligations	(27)	(751)	(923)
Net cash provided by financing activities	118,419	387,308	778,694
Net increase in cash and cash equivalents	—	—	230,192
Cash and cash equivalents, beginning of period	—	—	—
Cash and cash equivalents, end of period	$—	$—	$230,192
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8	$146	$4,485
Supplemental disclosure of noncash investing activities:
Increase in accrued capital expenditures and accounts payable for property and equipment	$27,721	$9,003	$46,327